UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2010

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2010, Ener1, Inc. ("Ener1") entered into a letter of intent ("LOI") to form a battery cell manufacturing joint venture (the "Cell JV") and a battery pack manufacturing joint venture (the "Pack JV") with Wanxiang EV CO. LTD ("Wanxiang"), the electric vehicle division of Wanxiang Group. The primary manufacturing location of the Cell JV and the Pack JV (together, the "joint ventures") will be at Wanxiang’s manufacturing facility in Hangzhou, China. The joint ventures intend to begin producing battery systems in 2010 for Wanxiang’s customers in the China passenger and heavy-duty vehicle market segments. The joint ventures will be governed by executives appointed by Ener1 and Wanxiang. The LOI is subject to final due diligence, the parties coming to mutually agreeable terms on the treatment of intellectual property, negotiation and execution of definitive agreements, and obtaining requisite governmental approvals.

It is anticipated that amount of capital necessary for the Cell JV to reach the targeted manufacturing capacity will be $250,000,000. The amount of capital and working capital necessary for the Pack JV will be $45,000,000 of which $20,000,000 will be equity and $25,000,000 will be through borrowings. All capital contributions made by Ener1 and Wanxiang will be made in proportion to their respective ownership interests in the joint ventures, however, with respect to the Cell JV, Wanxiang will, at Ener1’s request, finance all or a portion of Ener1’s capital contributions to such joint venture. Additional capital needs will be met through debt and equity financings by the joint ventures.

It is anticipated that Wanxiang will initially own 60% and Ener1 will own 40% of the joint ventures, however, Ener1 will have the right to increase its ownership interest in the joint ventures up to 49%. Wanxiang will contribute to the joint ventures its current manufacturing facility, customer relationships, management team and intellectual property related to its cell and battery pack technologies, on terms to be negotiated and agreed upon by the parties. Ener1 will contribute to the joint venture its manufacturing expertise and intellectual property related to its cell and battery pack technology, on terms to be negotiated and agreed upon by the parties.

The above description of the LOI is not complete and is qualified in its entirety by the full text of the LOI, which is filed as Exhibit 1.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

1.1 Binding Letter of Intent for Joint Venture between Wanxiang and Ener1 dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

June 3, 2010	By:	/s/ Gerard A. Herlihy
Name: Gerard A. Herlihy
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Binding Letter of Intent for Joint Venture between Wanxiang and Ener1